SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)

                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             THE MARCUS CORPORATION

                                     [LOGO]
                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                     --------------------------------------
                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Thursday, October 10, 2002
                      -------------------------------------

To the Shareholders of
     THE MARCUS CORPORATION

     NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Thursday, October 10, 2002, at 10:00 A.M., local time, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

     1.   to elect nine directors for the ensuing year and

     2. to consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

     Only holders of record of our Common Stock and Class B Common Stock as of the close of business on August 9, 2002, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

     Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Pfister Hotel. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid envelope the accompanying proxy, which is being solicited by our board of directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

     Accompanying this Notice of 2002 Annual Meeting of Shareholders is a form of proxy and proxy statement.

                                          On Behalf of the Board of Directors

                                          /s/ Thomas F. Kissinger

                                          Thomas F. Kissinger
                                          General Counsel and Secretary

Milwaukee, Wisconsin
September 5, 2002

                   The Marcus Corporation 2002 Annual Meeting

                                   10:00 a.m.
                           Thursday, October 10, 2002
                                 Pfister Hotel
                           424 East Wisconsin Avenue
                              Milwaukee, Wisconsin



                                  [MAP OMITTED]



Directions:

From the south and west                    From the north

o  Take I-94 Milwaukee to I-794 (stay      o  Take I-43 Milwaukee south to I-794
   in the far right lane from                 exit (far left lane) and take
   Chicago), take I-794 to the Van            I-794 to the Van Buren exit (far
   Buren exit (far left lane). Take           left lane). Take Van Buren to
   Van Buren to Mason Street                  Mason Street (approximately 3
   (approximately 3 blocks north),            blocks north), make a left turn
   make a left turn on Mason, go to           on Mason, go to Jefferson Street
   Jefferson Street (2 blocks).               (2 blocks).

o  If you wish to use valet parking,       o  If you wish to use valet parking,
   make a left turn onto Jefferson            make a left turn onto Jefferson
   Street and pull up to the side of          Street and pull up to the side of
   the building.                              the building.

o  To park in the Pfister Hotel            o  To park in the Pfister Hotel
   parking ramp, continue west on             parking ramp, continue west on
   Mason Street for a short distance          Mason Street for a short distance
   to the parking ramp entrance on            to the parking ramp entrance on
   the left.                                  the left.

o  Parking in the Pfister Hotel            o  Parking in the Pfister Hotel
   parking ramp is on a space                 parking ramp is on a space
   available basis.                           available basis.

                             THE MARCUS CORPORATION
                                     [LOGO]

                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                                       For
                       2002 Annual Meeting of Shareholders
                      To Be Held Thursday, October 10, 2002

     This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about September 5, 2002, in connection with the solicitation of proxies by our board of directors for use at our 2002 Annual Meeting of Shareholders to be held on Thursday, October 10, 2002, at 10:00 A.M., local time, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin and at any adjournment thereof (collectively, the "Meeting"), for the purposes set forth in the attached Notice of 2002 Annual Meeting of Shareholders and as described herein.

     Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted (i) for the board's nine director nominees set forth below and (ii) on such other matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

     Only holders of record of shares of our Common Stock (the "Common Shares") and our Class B Common Stock (the "Class B Shares") as of the close of business on August 9, 2002 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, we had 19,741,998 Common Shares and 9,595,879 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 115,700,788, consisting of 19,741,998 votes represented by outstanding Common Shares and 95,958,790 votes represented by outstanding Class B Shares.

                              ELECTION OF DIRECTORS

     At the Meeting, our shareholders will elect all nine members of our board of directors. The directors elected at the Meeting will hold office until our 2003 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, one or more of the board's nominees become unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board's nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

     All of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

                                                                                                   Director
          Name                       Current Principal Occupation                          Age      Since
          ----                       ----------------------------                          ---     --------


[Photo]   Stephen H. Marcus          Our Chairman of the Board, President and Chief        67        1969
                                     Executive Officer(1)(2)(3)


[Photo]   Diane Marcus Gershowitz    Real estate management and investments(1)(3)          63        1985


[Photo]   Daniel F. McKeithan, Jr.   President of Tamarack Petroleum Company, Inc.         66        1985
                                     (operator of oil and gas wells) and President of
                                     Active Investor Management, Inc. (manager of oil
                                     and gas wells)(4)



                                       2

[Photo]   Allan H. Selig             Commissioner of Major League Baseball and             67        1995
                                     President and Chief Executive Officer of Selig
                                     Executive Leasing Co., Inc. (automobile leasing
                                     agency)(5)


[Photo]   Timothy E. Hoeksema        Chairman of the Board, President and Chief            55        1995
                                     Executive Officer of Midwest Express Holdings,
                                     Inc. (commercial airline carrier)


[Photo]   Bruce J. Olson             Our Group Vice President(2)(6)                        52        1996


[Photo]   Philip L. Milstein         President of Emigrant Savings Bank (savings bank)     53        1996


[Photo]   Bronson J. Haase           Former President and Chief Executive Officer of       58        1998
                                     Wisconsin Gas Company (gas utility) and Vice
                                     President of WICOR, Inc. (utility holding
                                     company) and former President and Chief Executive
                                     Officer of Ameritech Wisconsin


[Photo]   James D. Ericson           Retired President, Chief Executive Officer and        66        2001
                                     Chairman of the Board of Trustees of Northwestern
                                     Mutual Life Insurance Company (life insurance
                                     company)(7)

(1)  Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister.

(2) Stephen H. Marcus and Bruce J. Olson are also officers of certain of our subsidiaries.

(3) As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the company. See "Stock Ownership of Management and Others."

(4) Daniel F. McKeithan, Jr. is a director of U.S. Bancorp and a trustee of Northwestern Mutual Life Insurance Company ("NML"). U.S. Bancorp and NML are two of our principal lenders.

(5)  Allan H. Selig is a director of Oil-Dri Corporation of America.

(6)  Bruce J. Olson is a director of Fresh Brands, Inc.

(7) James D. Ericson is a director of Kohl's Corporation, Green Bay Packaging, Inc. and a trustee of NML.


     Our board of directors has an Audit Committee whose principal functions are to: (i) recommend annually a firm of independent certified public accountants to serve as our auditor; (ii) meet with and review reports of our auditor; and
(iii) recommend to our board such actions within the scope of its authority as it deems appropriate. During our fiscal 2002, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), James D. Ericson, Philip L. Milstein and Allan H. Selig. The Audit Committee met two times in our fiscal 2002. See "Audit Committee Report."

     Our board of directors also has a Compensation and Nominating Committee whose principal functions are to: (i) recommend for approval to the board the compensation, bonuses and benefits of officers and other key employees of the company and its subsidiaries; (ii) administer our 1995 Equity Incentive Plan; and (iii) recommend individuals to be elected to our board of directors. See "Executive Compensation." The Compensation and Nominating Committee will consider director nominees recommended by our shareholders, but has no established procedures that shareholders must follow to make such a recommendation. Our By-laws require that shareholders give advance notice and furnish certain information to us in order to nominate a person as a director. The Compensation and Nominating Committee consists of entirely independent, nonemployee directors. During our fiscal 2002, the Compensation and Nominating Committee consisted of Timothy E. Hoeksema (Chairman), Bronson J. Haase, Daniel
F. McKeithan, Jr. and Philip L. Milstein. The Compensation and Nominating Committee met two times in our fiscal 2002. See "Executive Compensation."

     Our board met four times in our fiscal 2002. No director attended fewer than 75% of the fiscal 2002 meetings of our board or board committees on which he or she served.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;"
(iii) all such directors and executive officers as a group; and (iv) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

                                                                         Total Share      Percentage of
                                    Sole Voting      Shared Voting      Ownership and       Aggregate
Name of Individual or             and Investment     and Investment     Percentage of        Voting
Group/Class of Stock                 Power(1)           Power(1)          Class(1)           Power(1)
---------------------             --------------     --------------     -------------     -------------
                                                 Directors and Named Executive Officers
Stephen H. Marcus(2)
  Common Shares                      25,672(3)            47,003          72,675(3)
                                                                               *              58.1%
  Class B Shares                  2,604,458            4,111,809       6,716,267
                                                                               (70.0%)
Diane Marcus Gershowitz(2)
  Common Shares                      83,456(4)            41,000         124,456(4)
                                                                               *              48.2%
  Class B Shares                  1,736,334            3,829,807       5,566,141
                                                                               (58.0%)
Daniel F. McKeithan, Jr.
  Common Shares                      10,801(4)                 0          10,801(4)
                                                                               *                  *
Allan H. Selig
  Common Shares                       8,776(4)                 0           8,776(4)
                                                                               *                  *
Timothy E. Hoeksema
  Common Shares                       8,551(4)                 0           8,551(4)
                                                                               *                  *
Philip L. Milstein
  Common Shares                      57,691(4)(5)              0          57,691(4)(5)
                                                                               *                  *
  Class B Shares                     39,601               62,055(5)      101,656(5)
                                                                               *
Bronson J. Haase
  Common Shares                       4,176(4)                 0           4,176(4)
                                                                               *                  *
James D. Ericson
  Common Shares                       2,392(4)                 0          2,392(4)                *

Bruce J. Olson
  Common Shares                     147,472(3)(6)         30,856         178,328(3)(6)
                                                                               *                  *
H. Fred Delmenhorst
  Common Shares                      54,113(3)(6)          2,469          56,582(3)(6)
                                                                               *                  *
Thomas F. Kissinger
  Common Shares                      40,663(3)(6)              0          40,663(3)(6)
                                                                               *                  *

                                                                         Total Share      Percentage of
                                    Sole Voting      Shared Voting      Ownership and       Aggregate
Name of Individual or             and Investment     and Investment     Percentage of        Voting
Group/Class of Stock                 Power(1)           Power(1)          Class(1)           Power(1)
---------------------             --------------     --------------     -------------     -------------
                                                   Directors and Named Executive Officers
Douglas A. Neis
  Common Shares                      46,212(3)(6)          6,417          52,629(3)(6)
                                                                               *                  *
All directors and executive
 officers as a group (12
 persons)(7)
  Common Shares(8)                  489,975(3)            86,745         576,720(3)
                                                                                (2.9%)        77.0%
  Class B Shares                  4,380,393            4,495,436       8,875,829
                                                                               (92.5%)

                                                      Other Five Percent Shareholders
Private Capital Management,
 Inc.(9)
  Common Shares(10)                       0            6,976,920       6,976,920
                                                                               (35.3%)         6.0%
Lord Abbett & Co.(11)
  Common Shares(12)               1,803,231                    0       1,803,231
                                                                                (9.1%)         1.6%
Dimensional Fund Advisors(13)
  Common Shares(14)               1,202,183                    0       1,202,183
                                                                                (6.1%)         1.0%
-----------------

* Less than 1%.

(1) Includes, in some cases, shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. 3,508,235 shares of Class B Shares and 41,000 Common Shares held in certain trusts are included in the beneficial ownership figures for both Stephen H. Marcus and Diane Marcus Gershowitz because both of them are trustees of these trusts. The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares.

(2) The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

(3) Includes 3,777, 3,522, 2,393, 1,343 and 1,774 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis in our Pension Plus Plan as of May 30, 2002, the end of our fiscal 2002 year. See "Executive Compensation -- Summary Compensation Information."

(4) Includes (a) 7,375 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy E. Hoeksema; (b) 4,750 Common Shares subject to acquisition by Philip L. Milstein; (c) 3,000 Common Shares subject to acquisition by Bronson J. Haase; and (d) 2,000 Common Shares subject to acquisition by James D. Ericson, in each case pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1994 Nonemployee Director Stock Option Plan. Also includes 784 restricted Common Shares held by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Philip L. Milstein, Timothy E. Hoeksema and Bronson J. Haase, 392 of which were granted on each of September 25, 2000 and October 23, 2001. Also includes 392 restricted Common Shares granted on October 23, 2001 to James D. Ericson. See "Director Compensation." The restrictions on these restricted Common Shares terminate on the second anniversary of the date that they were granted.

(5) Includes 62,055 Class B Shares held by Mr. Milstein as a partner of Northmon Investment Co. Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (a) 5,625 Common Shares in the AB Elbaum Trust, of which Philip L. Milstein is co-trustee; (b) 2,000 Common Shares held by Mr. Milstein's wife; (c) 8,100 Common Shares held by Mr. Milstein's children; and (d) 57,500 Common Shares held by the PLM Foundation.

(6) Includes 108,874, 45,938, 38,625 and 44,438 Common Shares subject to acquisition by Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1987 Stock Option Plan and 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options."

(7) In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.

(8) Includes 277,125 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by our named executive officers and continuing nonemployee directors on the Record Date pursuant to our 1987 Stock Option Plan, 1995 Equity Incentive Plan and the 1994 Nonemployee Director Stock Option Plan. See "Executive Compensation -- Stock Options" and "Director Compensation."

(9) The address of Private Capital Management, Inc. ("PCM") is 8889 Pelican Bay Boulevard, Naples, Florida 34108.

(10) Other than share ownership percentage information, the information set forth is as of February 15, 2002, as reported by PCM in its Schedule 13G/A filed with us and the Securities and Exchange Commission.

(11) The address of Lord Abbett & Co. ("Lord Abbett") is 90 Hudson Street, Jersey City, New Jersey 07302.

(12) Other than share ownership percentage information, the information set forth is as of January 28, 2002, as reported by Lord Abbett in its Schedule 13G/A filed with us and the Securities and Exchange Commission.

(13) The address of Dimensional Fund Advisors ("DFA") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(14) Other than share ownership percentage information, the information set forth is as of February 12, 2002, as reported by DFA in its Schedule 13G filed with us and the Securities and Exchange Commission.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation

     Our Audit Committee oversees the company's financial reporting process on behalf of the board of directors. Our management is responsible for the company's financial reporting process, including its system of internal controls, and for the preparation of the company's consolidated financial statements in accordance with generally accepted accounting principles. The company's independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the company's financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Ernst & Young included in its report on the company's fiscal 2002 financial statements. Our discussions with management and Ernst & Young do not assure that the company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact "independent."

     Our Audit Committee reviewed with Ernst & Young their judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with our Audit Committee under generally accepted auditing standards. In addition, our Audit Committee discussed with Ernst & Young their independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of Ernst & Young's provision of nonaudit services with their independence.

     Our Audit Committee discussed with Ernst & Young the overall scope and plans for their audit. We met with Ernst & Young, with and without management present, to discuss the results of their examination, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the company's audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended May 30, 2002 for filing with the Securities and Exchange Commission.

     Messrs. McKeithan, Milstein and Ericson are independent directors as defined by the rules of the New York Stock Exchange. As stated in "Certain Transactions" below, Mr. Selig is the President, Chief Executive Officer and sole owner of Selig Executive Leasing Co., Inc., an automobile leasing agency that, in fiscal 2002, received payments of approximately $552,000 from the company from the lease of approximately 90 vehicles. As in past years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Executive Leasing to purchase and finance the vehicles, with Selig Executive Leasing retaining less than $20,000 as an administrative fee. Because of this relationship, Mr. Selig is not technically considered an "independent" director under the listing standards of the New York Stock Exchange. The board of directors considered this relationship, including the fact that this relationship is relatively minor to us, Mr. Selig and Selig Executive Leasing, and concluded that this relationship will not interfere with Mr. Selig's exercise of independent judgment for purposes of the New York Stock Exchange's audit committee independence requirements. As a result, the board of directors found that, based on its business judgment, it is in the best interests of the company and its shareholders for Mr. Selig to serve as a member of the Audit Committee.

     This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
                                        By the Audit Committee:
                                        Daniel F. McKeithan, Jr., Chairman
                                        Philip L. Milstein
                                        Allan H. Selig
                                        James D. Ericson

                             EXECUTIVE COMPENSATION

Report on Executive Compensation

     Our Compensation and Nominating Committee consists entirely of independent, nonemployee directors and is responsible for evaluating and determining the compensation of the company's executive officers. The compensation paid to the company's executive officers consists of (i) salary; (ii) an incentive bonus;
(iii) stock option grants; and (iv) other benefits under the company's employee benefit plans. We strive to provide executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the company's long-term growth and success. Our compensation policies are designed to encourage the continuation of the company's entrepreneurial spirit by encouraging its executives and other employees to take appropriate market responsive risk-taking actions that facilitate its growth and success. We establish the compensation of executive officers, including the company's Chief Executive Officer, Stephen H. Marcus, in accordance with these philosophies and policies.

Salary

     Each executive officer's salary is based on the level of his or her responsibilities and the relationship of such responsibilities to those of the company's other executive officers. When evaluating and adjusting salaries of executive officers (other than Mr. Marcus), we act on the recommendations of Mr. Marcus. In making his recommendations, Mr. Marcus takes into account (i) the company's financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to its historical and anticipated performance; (ii) general economic conditions (including inflation) and the impact such conditions had on the company's operations; (iii) each executive officer's past, and anticipated future, contributions to the company's performance; (iv) how each executive officer's salary compares to the range of the salaries of similarly situated executives at both the national and local level; (v) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (vi) the executive's participation in significant corporate achievements during the prior fiscal year.

     When evaluating and adjusting Mr. Marcus' salary, we subjectively consider the factors cited above, the comparative salaries and total compensation packages of other comparable chief executive officers, especially those based in the Milwaukee, Wisconsin area. When determining Mr. Marcus' salary for fiscal 2003, we also took into account the company's revenue and earnings performance in fiscal 2002 and its long-term record of financial success.

Bonus

     Bonuses for each fiscal year are granted to executive officers, including Mr. Marcus, after the end of the fiscal year. Fiscal 2002 bonuses for executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus. Mr. Marcus made his recommendations based on the company's overall financial performance in fiscal 2002 and such officer's individual contributions and achievements during fiscal 2002, particularly as such contributions and achievements related to advancing the company's entrepreneurial spirit. Specific corporate performance factors that we considered when we established fiscal 2002 bonuses included (i) the contribution that each executive officer made to his specific functional area; (ii) the company's overall performance; (iii) the company's 3.9% increase in revenues compared to fiscal 2001; (iv) the company's 3.1% increase in earnings compared to fiscal 2001; and (v) the total cash compensation of other similarly situated executives. The fiscal 2002 bonus for Bruce J. Olson, who has direct managerial responsibilities for the company's theatre division, was based on the financial and operating performance of this division, together with the company's overall financial performance in fiscal 2002. Mr. Marcus' fiscal 2002 bonus was based on a pre-established formula which provides for the annual payment of a bonus equal to three-fourths of one percent of the company's pre-tax earnings, as defined, for the fiscal year.

Stock Options

     Stock options are granted each year to selected executive officers and other employees. Such options have a per share exercise price equal to the fair market value of the company's Common Shares on the date of grant. Since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, we believe that option grants help to better align the interests of option recipients with those of the company's shareholders. We further believe that stock option grants provide a long-term incentive for option recipients to improve financial performance and, in turn, the price of the Common Shares. We have the flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options under the 1995 Equity Incentive Plan. Consistent with our philosophy of encouraging entrepreneurism throughout the organization, we grant options annually to a broad number of key employees including unit and multi-unit managers. Option grants to these key employees are based on the level of responsibility and length of service. Option grants in fiscal 2002 to key employees other than the named executive officers constituted 81.6% of all non-board option grants.

     Since Mr. Marcus and his family own approximately 30.4% of the outstanding Common Shares and Class B Shares, his economic interests are already substantially directly linked to the price performance of the Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, we decided it was not necessary to provide Mr. Marcus with any stock option grants or other awards under the 1995 Equity Incentive Plan. The size of option grants to the other named executive officers was based on (i) the officer's length of service, responsibilities and contributions to the company's performance over the past year; (ii) the officer's anticipated future contributions to the company's success; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

Other Benefits

     We also attempt to provide other competitive compensatory benefits to the company's executive officers, including participation in the company's Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

     As a result of current executive compensation levels, we do not intend to take any action to conform our compensation plans to comply with the regulations under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

     This report, the information herein and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                                   By the Compensation and Nominating Committee:

                                   Timothy E. Hoeksema, Chairman
                                   Bronson J. Haase
                                   Daniel F. McKeithan, Jr.
                                   Philip L. Milstein

Summary Compensation Information

     The following table sets forth certain information concerning compensation paid by us during our last three fiscal years to our Chief Executive Officer and our four other highest paid executive officers. The persons named in the table below are sometimes referred to herein as the "named executive officers."

                                         Summary Compensation Table

                                               Annual Compensation          Stock Option
Name and                    Fiscal    ----------------------------------       Grants           All Other
Principal Positions          Year     Salary(1)    Bonus(1)     Other(2)     (Shares)(3)     Compensation(4)
------------------------    ------    ---------    ---------    --------    -------------    ---------------

Stephen H. Marcus            2002     $ 458,077    $ 246,964      $ --            N/A         $    5,439(5)
 Chairman of the Board,      2001     $ 440,000    $ 269,714      $ --            N/A         $    7,061(5)
 President and Chief         2000     $ 420,000    $ 275,106      $ --            N/A         $    5,521(5)
 Executive Officer

Bruce J. Olson               2002     $ 298,269    $ 166,175      $ --         50,000         $    4,043
 Group Vice President        2001     $ 285,000    $  10,784      $ --         50,000         $  135,041
                             2000     $ 261,058    $  76,577      $ --         10,000         $    3,812

H. Fred Delmenhorst          2002     $ 159,308    $  10,000      $ --         15,000         $    4,482
 Vice President-Human        2001     $ 154,000    $  10,000      $ --         15,000         $    9,462
 Resources                   2000     $ 147,087    $  15,000      $ --          5,000         $    3,812

Thomas F. Kissinger          2002     $ 180,596    $  35,000      $ --         15,000         $    3,718
 General Counsel and         2001     $ 166,000    $  20,000      $ --         15,000         $   19,185
 Secretary                   2000     $ 157,961    $  28,000      $ --          5,000         $    3,974

Douglas A. Neis              2002     $ 148,269    $  25,000      $ --         15,000         $    3,500
 Chief Financial Officer     2001     $ 135,000    $  10,000      $ --         15,000         $   33,389
 and Treasurer               2000     $ 123,846    $  15,000      $ --          5,000         $    3,550
-----------------

(1) Includes amounts deferred at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and our Deferred Compensation Plan. Our Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of his or her annual compensation on a pre-tax basis. The irrevocable election must be made during an employee's first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be substantially changed by written election before the calendar year in which payments would otherwise commence. During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee's specified commencement date).

(2) The value of all perquisites and other personal benefits provided to each named executive officer is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each named executive officer.

(3) Fiscal 2002, 2001 and 2000 options were granted at 100% of fair market value on the date of grant under our 1995 Equity Incentive Plan. See footnote (1) to the table set forth under "Stock Options -- Option Grants in 2002 Fiscal Year."

(4) Includes our contributions on behalf of each named executive officer to our defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, us during our fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all of our eligible employees and eligible employees of our subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account. A participating employee may elect to make pre-tax deposits of up to 14% of his or her annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by our board each year. For purposes of the profit performance contribution, we and our subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on our overall operations meeting profitability targets, our having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. Each participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. We also provide all named executive officers with long-term disability protection. The other compensation amounts listed for fiscal 2001 for Messrs. Olson, Delmenhorst, Kissinger and Neis include special commissions as a result of such officers' integral involvement in consummation of the successful sale of our KFC and KFC/Taco Bell restaurants.

(5) In fiscal 2002 we paid approximately $668,000 of premiums on six split-dollar insurance policies on the life of Mr. Marcus. We paid approximately $368,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus in fiscal 2001 and 2000. The foregoing data is excluded from the table because, upon surrender of these policies to us or the death of Mr. Marcus, these premium payments will be reimbursed in full to us. Based on an assumed retirement age of 70, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $612,000.

Stock Options

     We have a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may have been granted prior to June 1997 to our officers and key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of our voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, but certain options granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

     We also have a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which options to acquire Common Shares may be granted until June 2005 to our officers and other key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of our voting power cannot receive options under the 1995 Plan.

     The following table sets forth information concerning the grant of stock options under our 1995 Plan during our fiscal 2002 to the named executive officers.

                                       Option Grants in 2002 Fiscal Year

                                                                                     Potential Realizable Value
                        Common        Percentage of                                  at Assumed Annual Rates of
                        Shares        Total Options                                   Stock Price Appreciation
                      Underlying     Granted to All                                      for Option Term(3)
                        Options    Employees in 2002   Exercise Price   Expiration   --------------------------
         Name         Granted(1)       Fiscal Year     (per Share)(2)      Date         5%              10%
         ----         ----------   -----------------   --------------   ----------   --------        ----------

Stephen H. Marcus          N/A              N/A                N/A          N/A           N/A               N/A
Bruce J. Olson          50,000             9.7%             $14.05      7/12/11      $441,798        $1,119,604
H. Fred Delmenhorst     15,000             2.9%             $14.05      7/12/11      $132,540        $  335,881
Thomas F. Kissinger     15,000             2.9%             $14.05      7/12/11      $132,540        $  335,881
Douglas A. Neis         15,000             2.9%             $14.05      7/12/11      $132,540        $  335,881
------------------

(1) Options granted under the 1995 Plan may be designed to qualify as either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table were granted on July 12, 2001 at an exercise price equal to 100% of the fair market value of the Common Shares on that date. These options vest and are exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, but may not be exercised after the ten-year option period. Not reflected in this table are 50,000 Common Shares subject to incentive stock options which were granted to the named executive officers after our fiscal 2002 year end (Olson - 20,000, Delmenhorst - 10,000, Kissinger - 10,000 and Neis - 10,000) at an exercise price of $15.55 per share.

(2) The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3) The potential realizable values set forth under these columns represent the difference between the option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date. The potential realizable values set forth under the columns do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

     The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of our fiscal 2002. No options were exercised by any of the named executive officers during our fiscal 2002.

                       Fiscal 2002 Year-End Value Table

                         Number of Common Shares         Value of Unexercised
                      Underlying Unexercised Options    In-the-Money Options at
                         at End of Fiscal 2002(1)        End of Fiscal 2002(3)
        Name         Exercisable(2)/Unexercisable(2)   Exercisable/Unexercisable
        ----         -------------------------------   -------------------------
Stephen H. Marcus                  N/A                            N/A
Bruce J. Olson               83,874 / 110,500            $ 176,971 / $ 90,090
H. Fred Delmenhorst          37,438 /  35,250            $  82,046 / $ 28,020
Thomas F. Kissinger          30,125 /  35,250            $  35,333 / $ 28,020
Douglas A. Neis              36,088 /  35,100            $  82,046 / $ 28,020

----------------
(1) See vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 2002 Fiscal Year" table.

(2) Excludes 50,350 Common Shares subject to previously granted stock options that vested and became exercisable after our 2002 fiscal year end (Olson -- 25,000, Delmenhorst -- 8,500, Kissinger -- 8,500 and Neis -- 8,350). Also excludes 50,000 Common Shares subject to stock options that were granted to the named executive officers after our fiscal 2002 year end (Olson - 20,000, Delmenhorst - 10,000, Kissinger - 10,000 and Neis - 10,000) at an exercise price of $15.55 per share.

(3) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the applicable exercise prices of the named executive officers' outstanding options at the end of our fiscal 2002. The closing sale price of the Common Shares on the New York Stock Exchange on May 30, 2002, the end of our fiscal 2002, was $13.14 per share.

Pension Plan

     We have a nonqualified defined benefit pension plan ("Supplemental Plan") for our eligible employees. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2002, the reduction in annual Supplemental Plan benefits would equal approximately $10,200.

                                  Estimated Annual Pension Plan Benefits
                                    for Representative Years of Service
   Final Five-Year      --------------------------------------------------------
Average Compensation       15          20          25          30          35
--------------------    --------    --------    --------    --------    --------
      $100,000          $ 25,000    $ 33,300    $ 41,667    $ 50,000    $ 50,000
       200,000            50,000      66,600      83,334     100,000     100,000
       350,000            87,500     116,550     145,834     175,000     175,000
       500,000           125,000     166,500     208,335     250,000     250,000
       650,000           162,500     216,450     270,835     325,000     325,000
       800,000           200,000     266,400     333,333     400,000     400,000
       950,000           237,500     316,350     395,836     475,000     475,000

     The Supplemental Plan is available to eligible employees with annual compensation in excess of a specified level (e.g., $90,000 in 2002), including each of our named executive officers. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee's average total compensation for the five highest compensation years within the employee's last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the "Summary Compensation Table" above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, we use a participating employee's total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts and, in fiscal 2001 only, certain amounts included in "All Other Compensation" listed in the "Summary Compensation Table" above) in determining its annual benefits, calculated on a straight life annuity basis assuming benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the Pension Plus Plan and our former qualified pension plans.

     A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of our general corporate assets as benefit payments as they become due after retirement or other termination. At the end of our fiscal 2002, Stephen H. Marcus, Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis had 41, 28, 17, 8 and 16 years, respectively, of credited years of service under the Supplemental Plan.

Director Compensation

     Each nonemployee director receives: (i) an annual retainer fee of $5,000 in cash; (ii) 392 Common Shares; (iii) $1,750 for each board meeting and $350 for each board committee meeting (or $500 per committee meeting if that person serves as the committee's chairperson) that he or she attends; (iv) an option under our 1994 Nonemployee Director Stock Option Plan (the "Director Plan") to purchase 1,000 Common Shares upon his or her initial appointment or election to the board; and (v) an option under our Director Plan to purchase 500 Common Shares at the end of each of our fiscal years. The exercise price of options granted under the Director Plan is equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, on May 30, 2002, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock at an exercise price of $13.14 per share. All options under the Director Plan have a term of ten years and are fully vested and exercisable immediately after grant.

                          STOCK PERFORMANCE INFORMATION

     Set forth below is a graph comparing the annual percentage change during our last five fiscal years in our cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on our Common Shares, compared to (i) the cumulative total return of a composite peer group index selected by us and (ii) companies included in the Russell 2000 Index. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index (weighted 63%) and a theatre index we selected, which includes Carmike Cinemas, Inc., Cineplex Odeon Corp., Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. (weighted 37%). The indices within the composite peer group index are weighted to approximate the relative revenue contributions of each of our business segments (counting the limited-service lodging and hotel/resort segments as one segment) to our total revenues in our fiscal 2002. The shareholder returns of the companies included in the theatre index are weighted based on each company's relative market capitalization as of the beginning of the presented periods. The performance for this group only reflects the performance of (i) Cineplex Odeon Corp. until May 1998, when it was acquired by Loews Cineplex Entertainment Corp.; (ii) Carmike Cinemas, Inc. until August 2000, when it filed for bankruptcy; and (iii) Loews Cineplex Entertainment Corp. until February 2001, when it filed for bankruptcy.

                                      [OBJECT OMITTED]

============================================================================================
                              5/31/97    5/31/98    5/31/99    5/31/00    5/31/01    5/31/02
============================================================================================
The Marcus Corporation         $ 100      $ 108      $  78      $  69      $  89      $  90
--------------------------------------------------------------------------------------------
Composite Peer Group Index     $ 100      $ 113      $ 126      $  94      $  90      $  91
--------------------------------------------------------------------------------------------
Russell 2000 Index             $ 100      $ 126      $ 121      $ 132      $ 137      $ 128
============================================================================================

                              CERTAIN TRANSACTIONS

     As in prior years, during our fiscal 2002, we paid approximately $110,000 of interest to certain entities owned by Stephen H. Marcus, Diane Marcus Gershowitz and certain trusts for the benefit of members of their families on nine debts owed by us to such entities. These debts are due on demand and bear interest at the prime rate (4.75% as of May 30, 2002). The largest aggregate amount outstanding on the above debts during our 2002 fiscal year was $2,870,000. As of the end of our 2002 fiscal year, the total amount outstanding on the nine debts was $2,086,000. Payment of both principal and interest on these debts is current.

     In 1990, B&G Realty, Inc., one of our subsidiaries, entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Baymont Inns & Suites is located. Similarly, in 1997, B&G

Realty, Inc. entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Woodfield Suites is located. The lease payments under both of these leases were based upon various independent appraisals and were approved by our board of directors. During our fiscal 2002, aggregate lease payments under these leases were $179,000.

     As in prior years, during our 2002 fiscal year, we leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments from the lease of approximately 90 vehicles were $552,000 in our fiscal 2002. As in past years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Executive Leasing to purchase and finance the vehicles, with Selig Executive Leasing retaining less than $20,000 as an administrative fee. Allan H. Selig, one of our directors, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing.

     We believe that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. In October 2001, a Form 4 was filed by Diane Marcus Gershowitz which included the late reporting of a gift by her husband. Also in October and November 2001, Form 4s were filed by Stephen H. Marcus which included the late reporting of certain transactions by several family trusts, of which Mr. Marcus is a trustee. In making the above statements, we have relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

                                  OTHER MATTERS

     Ernst & Young LLP acted as our independent auditors in our fiscal 2002 and was appointed to act as our independent auditors in our fiscal 2003. Ernst & Young's fees for the most recent annual audit were approximately $130,000 and all other fees paid during our fiscal 2002 totaled about $128,000, including audit related services of approximately $47,000 and non-audit services (primarily tax consulting and compliance) of $81,000. Audit related services generally include fees for joint venture partnership audits and accounting consultations. Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

     We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our 2002 fiscal year, which ended on May 30, 2002. A copy of the Form 10-K (excluding exhibits) has been provided to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for any exhibits to our Form 10-K should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

     Our board does not intend to present at the Meeting any matters for shareholder action other than the matter described in the Notice of Annual Meeting. The board does not know of any other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in our proxy statement for our 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must forward the proposal to us by April 17, 2003. In addition, a shareholder who otherwise intends to present business at our 2003 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year's annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 13, 2003, the notice will be considered untimely and we will not be required to present such proposal at the 2003 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2003 Annual Meeting of Shareholders, the persons named in proxies solicited by the board for the 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

     We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.

                                         On Behalf of the Board of Directors


                                         /s/ Thomas F. Kissinger

                                         Thomas F. Kissinger
                                         General Counsel and Secretary
Milwaukee, Wisconsin
September 5, 2002

                             THE MARCUS CORPORATION
                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                OCTOBER 10, 2002

     The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 10, 2002, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.


     The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2002 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.




                          /\  FOLD AND DETACH HERE  /\

                                                               Please mark
                                                               your votes as
                                                               indicated in  [X]
                                                               this example

                   THE MARCUS CORPORATION 2002 ANNUAL MEETING


1. ELECTION OF DIRECTORS:

1.-Diane Marcus Gershowitz   2.-Timothy E. Hoeksema         FOR all    WITHHOLD
3.-Stephen H. Marcus         4.-Daniel F. McKeithan, Jr.   nominees    AUTHORITY
5.-Bruce J. Olson            6.-Allan H. Selig             listed to    to vote
7.-Philip L. Milstein        8.-Bronson J. Haase           the left     for all
9.-James D. Ericson                                       (except as   nominees
                                                           specified   listed to
                                                            below).    the left.
                                                              [ ]         [ ]

(Instructions:  To withhold authority to vote
for any indicated nominee, write the number(s)           Check appropriate box
of the nominee(s) on the line below.)                    Indicate changes below:

______________________________________________           Address Change     [ ]
                                                         Name Change        [ ]

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.







                                             Dated:                       , 2002
                                                   -----------------------

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             Please sign exactly as your name
                                             appears on your stock certificate.
                                             Joint owners should each sign
                                             personally. A corporation should
                                             sign in full corporate name by a
                                             duly authorized officer. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.




                          /\  FOLD AND DETACH HERE  /\

                             THE MARCUS CORPORATION
                        PROXY FOR HOLDERS OF COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                OCTOBER 10, 2002

     The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 10, 2002, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.


     The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2002 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.




                          /\  FOLD AND DETACH HERE  /\

                                                               Please mark
                                                               your votes as
                                                               indicated in  [X]
                                                               this example

                   THE MARCUS CORPORATION 2002 ANNUAL MEETING


1. ELECTION OF DIRECTORS:

1.-Diane Marcus Gershowitz   2.-Timothy E. Hoeksema         FOR all    WITHHOLD
3.-Stephen H. Marcus         4.-Daniel F. McKeithan, Jr.   nominees    AUTHORITY
5.-Bruce J. Olson            6.-Allan H. Selig             listed to    to vote
7.-Philip L. Milstein        8.-Bronson J. Haase           the left     for all
9.-James D. Ericson                                       (except as   nominees
                                                           specified   listed to
                                                            below).    the left.
                                                              [ ]         [ ]

(Instructions:  To withhold authority to vote
for any indicated nominee, write the number(s)           Check appropriate box
of the nominee(s) on the line below.)                    Indicate changes below:

______________________________________________           Address Change     [ ]
                                                         Name Change        [ ]

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.







                                             Dated:                       , 2002
                                                   -----------------------

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             Please sign exactly as your name
                                             appears on your stock certificate.
                                             Joint owners should each sign
                                             personally. A corporation should
                                             sign in full corporate name by a
                                             duly authorized officer. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.




                          /\  FOLD AND DETACH HERE  /\